Exhibit 16.2

August 13, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549-7561

Ladies and Gentlemen,

We have read Item 16.F. of Hexindai Inc.’s Form 20-F dated August 13, 2020, and have the following comments:

1)                         We agree with the statement made in paragraph 6 of Item 16.F. for which we have a basis on which to comment on, and we agree with, the disclosure.

2)                         We have no basis on which to agree or disagree with the statements made in paragraphs 1 through 5 of Item 16.F.

Yours sincerely,

/s/ Wei, Wei & Co., LLP